EXHIBIT 10.2
                                LICENSE AGREEMENT


     This Agreement ("Agreement") is entered into between ACCOLADE, INC., a California corporation, with offices at 5300 Stevens Creek Blvd., San Jose, California 95129 ("ACCOLADE"), GREENLEAF TECHNOLOGIES CORPORATION, a Delaware corporation, with offices at 8834 Capital of Texas Highway North, Suite 150, Austin, Texas 78759 ("GREENLEAF"), and WARNER ADVANCED MEDIA OPERATIONS, a Delaware corporation, with offices at 1265 Los Angeles Street, Glendale, California 91204 ("WAMO").

1. Business Intent. ACCOLADE is an interactive entertainment software developer and publisher and intends to offer to Original Equipment Manufacturers ("OEMs") at least one compilation of several interactive entertainment software programs and demos thereof (such programs are hereinafter referred to individually as "Game" or collectively as "Games"), bundled with interface software created by or for ACCOLADE ("Interface Software") and additional content in partially-encrypted DVD ROM format. (Such compilations shall be referred to as "Encrypted Game Packs" throughout this Agreement.) ACCOLADE wishes to contract with GREENLEAF and WAMO for encryption and manufacturing services in connection with Encrypted Game Packs. The parties intend for GREENLEAF to create master discs for such compilations containing encrypted versions of the Games, the decrypting "wrapper" software, and the unlocking software ("unlocking software") for use with ACCOLADE's non-encrypted Interface Software and additional non- encrypted content provided by ACCOLADE. The parties intend for ACCOLADE to provide the set-up programs and to perform the final integration of the Encrypted Game Packs. The parties intend for WAMO to replicate such compilations discs in DVD ROM format for ACCOLADE to distribute to its OEM customers. The parties further intend for GREENLEAF to provide the services necessary for end users to unlock the encrypted Games, including establishing unlocking centers initially in the U.S.A. (Austin) and Europe (Dublin, Ireland). A merchant account will be established at an agreed upon Bank for the automatic handling and transfer to the parties of generated revenues based on the formulas set forth in this Agreement.

2.   Scope

     a. General. The parties intend and agree that this Agreement, including its attachments, shall constitute a master agreement under which ACCOLADE shall initiate the creation, replication and distribution of Encrypted Game Packs with GREENLEAF and WAMO. ACCOLADE shall initiate such creation by submitting a specification for each Encrypted Game Packs ("Specification"). Each Specification shall be considered a separate agreement between the parties incorporating the applicable terms and conditions hereof. In the event of any inconsistency between this Agreement and the applicable Specification, this Agreement shall control unless expressly superseded.

     b. Specifications. Each Specification shall contain, at a minimum, (i) a description of the Encrypted Game Packs, including a list of all content,
     (ii) an implementation plan with the delivery date for each deliverable; and (iii) any other material details for the Encrypted Game Packs.

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3.   Licenses

     a.   Grant of Distribution License.

          (i) GREENLEAF grants ACCOLADE, pursuant to the terms and conditions of this Agreement, a worldwide, nontransferable license to use, copy, and distribute the computer encryption technology referred to by GREENLEAF as "DigiGuard(TM)" and any corrections, bug fixes, enhancements, updates or other standard or custom modifications ("Wrapper Software") as installed by GREENLEAF only as part of Encrypted Game Packs during the term of this Agreement. This distribution license shall be sublicensable to the extent necessary to allow ACCOLADE's OEM customers to distribute copies of Encrypted Game Packs to end-users.

          (ii) This license shall be exclusive in that GREENLEAF agrees that it shall not grant any other licenses to use, copy or distribute the Wrapper Software in connection with interactive entertainment software compilations to be distributed in DVD ROM format through the OEM channel. This license shall remain exclusive for a term of one (1) year from the Effective Date or for as long as ACCOLADE makes commercially reasonable efforts to market and sell Encrypted Game Packs utilizing the Wrapper Software, whichever is longer. In the event that this license becomes non-exclusive under the terms of this Subsection, the exclusivity provision contained in Subsection 3(a)(iii) shall be terminated.

          (iii)During the term of this Agreement, ACCOLADE agrees that it will not use any other third party's encryption technology to enable distribution of its Encrypted Game Packs in the OEM channel for as long as the following requirements are met:

               1) The Wrapper Software continues to meet ACCOLADE's technical requirements as set forth in Exhibit A hereto; and

               2) If ACCOLADE becomes aware of features included in encryption software offered by a third-party and requests that GREENLEAF make such features available, GREENLEAF agrees to make such features available within a reasonable amount of time.

               If the preceding requirements are not met, then ACCOLADE shall be entitled to terminate the exclusivity requirement contained herein and shall be free to use alternative encryption technology in its Encrypted Game Packs. In such event, Subsection 3(a)(ii) shall also be terminated such that GREENLEAF may license the Wrapper Software to other companies for use in connection with interactive entertainment software compilations to be distributed in DVD ROM format through the OEM channel.

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          iv)  In the event that  ACCOLADE or GREENLEAF  assigns this  Agreement incident to the sale of substantially all of its assets, or pursuant to any merger, consolidation or reorganization, the exclusivity provisions contained in Subsections (ii) and (iii) of this Section shall not apply to the business activities of the acquiring, parent, or affiliated company and shall only apply to the software products of ACCOLADE or GREENLEAF.

     b. Grant of Manufacturing Licenses. GREENLEAF grants WAMO a worldwide, nontransferable license to use, manufacture, and copy the Wrapper Software as installed by GREENLEAF as part of Encrypted Game Pack during the term of this Agreement. ACCOLADE grants WAMO a worldwide, nontransferable license to use, manufacture, and copy the Games, Interface Software and any other content comprising the Encrypted Game Packs for the sole purpose of fulfilling ACCOLADE's purchase orders for Encrypted Game Packs. This license may be sublicensed by WAMO to entities participating in the WAMO Worldwide Affiliate Program only to the extent necessary to allow such entities to manufacture Encrypted Game Packs for ACCOLADE; provided, however, such entities shall comply with the obligations and restrictions imposed by this Agreement, and WAMO shall be responsible to ACCOLADE and GREENLEAF for the performance of its sublicenses. WAMO acknowledges that it shall have no right to manufacture any ACCOLADE Encrypted Game Pack for any entity other than ACCOLADE.

     c. Restrictions on Use. ACCOLADE shall not permit any parent, subsidiaries, affiliated entities or third parties to use or copy the Wrapper Software, other than as contemplated in this Agreement.
          Neither GREENLEAF nor WAMO shall permit third parties to use or copy the Games, Interface Software, or any other content comprising any Encrypted Game Pack other than as contemplated in this Agreement.

     d. Copies. ACCOLADE shall ensure that all copies of any Encrypted Game Packs shall include GREENLEAF's and WAMO's proprietary notices, substantially in the form of the text attached hereto as Schedule B.

     e. Modifications, Reverse Engineering. ACCOLADE agrees that only GREENLEAF shall have the right to alter, maintain, enhance or otherwise modify the Wrapper Software. ACCOLADE shall not disassemble, decompile or reverse engineer the Wrapper Software. GREENLEAF and WAMO agree that, as between the parties, only ACCOLADE has the right to alter, maintain, enhance or other wise modify the Games, Interface Software, and any other content comprising the Encrypted Game Packs. Neither GREENLEAF nor WAMO shall disassemble, decompile or reverse engineer any of the Games, Interface Software, and any other content comprising the Encrypted Game Packs.

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     c.   Reserved Rights. All rights in Encrypted Game Packs, Games,  Interface
          Software and any other content comprising the Encrypted Game Packs not expressly granted to GREENLEAF or WAMO are reserved by ACCOLADE. All rights in the Wrapper Software not expressly granted to ACCOLADE or WAMO are reserved by GREENLEAF.


4.   Delivery and Installation

     a. Delivery by ACCOLADE. ACCOLADE shall be responsible for delivering the Games, the Interface Software, and any other content comprising an Encrypted Game Pack to GREENLEAF in accordance with the project schedule set forth in a Specification. All such items shall be delivered on a separate CD-ROM unless otherwise agreed by the parties. The parties agree that ACCOLADE shall be entitled to include as part of an Encrypted Game Pack both Games that ACCOLADE publishes and Games that are published by companies other than ACCOLADE.

     b. Delivery by GREENLEAF. GREENLEAF shall encrypt any Games and any other content that are to be encrypted and combine them with the Wrapper Software and Unlocking Software on master compact discs ("Master Disc") for delivery to ACCOLADE within fourteen (14) days after ACCOLADE delivers all the content required by such Encrypted Game Pack. Upon completion of the encryption and delivery of a Master Disc, GREENLEAF shall provide ACCOLADE with written notice certifying that the Encrypted Game Pack Master Disc has been encrypted per the Specification and the requisite Wrapper Software has been produced ("Certificate of Installation"). Upon receipt of the Encrypted Game Pack Master Disc, ACCOLADE shall integrate the Unlock Software with the Interface Software, complete the set-up programs and test the delivered Master Disc to ensure that it meets ACCOLADE's requirements. If a Master Disc does not meet the requirements, ACCOLADE shall provide written notice to GREENLEAF, and GREENLEAF shall make any necessary corrections.

5.   Ownership

     a. Title to Wrapper Software. The parties agree that GREENLEAF owns all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the Wrapper Software and any corrections, bug fixes, enhancements, updates or other modifications, including custom modifications, to the Wrapper Software, whether made by GREENLEAF or any third party.

     b. Title to Encrypted Game Packs and their Individual Components. The parties agree that, as between the parties, ACCOLADE owns all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to Encrypted Game Packs, and each of the components which comprise the Encrypted Game Packs, both before and after encryption with the Wrapper Software, and any connections, bug fixes, enhancements, updates or other modifications, including custom modifications, to Encrypted Game Pack, whether made by ACCOLADE or any third party.

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6.   Production, Distribution and Promotion

     a. Production. During the term of this Agreement, after encryption of the games and delivery of the Master Disc as called for in Section 4.b above and the relevant Specification, WAMO shall have the exclusive right to manufacture Encrypted Game Packs utilizing the Wrapper Software for ACCOLADE. WAMO agrees to manufacture, package, and assemble Encrypted Game Packs for ACCOLADE on behalf of its OEM customers at the lower of: (i) the lowest unit price WAMO offers any of its other non- affiliated manufacturing customers of similar quantity and quality for DVD discs only; or (ii) the following amounts:

                Mastering:       US$2950.00 per master
                DVD-5:           US$1.65 per unit
                DVD-10:          US$2.40 per unit.

          WAMO may elect to arrange the manufacture of the Encrypted Game Packs at a WAMO Affiliate. If such Affiliate is located outside the United States, WAMO will be responsible for the cost of shipping the Encrypted Game Packs from such Affiliate to Irvine, California. These prices include all fees for both manufacturing, packaging (sleeve or jewel case), and assembly, but do not include the cost of any printed components or materials, nor the shipping of Encrypted Game Packs from Irvine, California to the delivery location(s) designated by ACCOLADE.

     b. Orders. WAMO agrees to accept purchase orders from ACCOLADE on behalf of its OEM customers for orders for Encrypted Game Pack units. Such purchase orders from Accolade will be placed at a minimum quantity of 50,000 units per order, and Accolade shall pay WAMO all amounts due to WAMO with respect to each order within thirty (30) days of WAMO's delivery of such units in accordance with Section 6(a) above.

     c. Warner Content. If any of ACCOLADE's OEM customers ask ACCOLADE to place Warner content on the reverse side of an Encrypted Game Pack, WAMO shall have the option of making such content available and to replicate such Encrypted Game Pack with Warner content on a DVD-10 disc at the DVD-5 pricing set forth in Section 6(a) above.

     d. Press Releases. The parties agree to cooperate with one another in issuing press releases relating to Encrypted Game Packs. The content of such press releases shall be subject to the mutual agreement of the parties.

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     e.   Selling Encrypted Game Packs. The parties agree that ACCOLADE shall be solely responsible for marketing and selling Encrypted Game Packs to its OEM customers; however, GREENLEAF and WAMO agree to provide reasonable cooperation and assistance to ACCOLADE as requested by ACCOLADE. WAMO agrees to make reasonable best efforts to incorporate ACCOLADE's Encrypted Game Packs into its WAMO Worldwide Affiliate program and that it shall not market or promote to the OEM channel any other entity's Encrypted Game Packs for a period of one (1) year from the Effective Date of this Agreement. In no event shall GREENLEAF or WAMO discuss any pricing or OEM compensation with ACCOLADE's OEM customers unless specifically authorized by ACCOLADE's Director of Sales.

7.   Unlock Centers

          GREENLEAF shall establish unlock centers and be responsible for all unlocks of Encrypted Game Packs, both in the U.S.A. and in Europe. GREENLEAF agrees to establish the infrastructure necessary to allow end-users to unencrypt or unlock Encrypted Game Packs by calling a toll-free telephone number and speaking with a customer service representative or by accessing a secure website. GREENLEAF shall initially provide unlock centers in Austin, Texas, and Dublin, Ireland. All unlock centers shall be secure, fireproof centers, providing for limited, recorded access by management designated persons of GREENLEAF only, on an as needed basis. GREENLEAF shall bear full responsibility for paying administrative and other compensation to be paid to the unlock center, including the per unit charge to be assessed by the unlock center. GREENLEAF agrees that, once any Encrypted Game Pack has been distributed by ACCOLADE's OEM customers, it shall continue to administer the unlock centers for a period of two
          (2) years after the last shipment of an Encrypted Game Pack by one of ACCOLADE's OEM customers despite the earlier termination or expiration of this Agreement. ACCOLADE shall provide GREENLEAF with written notice of the date of the last such shipment.

8.   Demographic Information

     The parties understand that demographic information regarding the purchases of Encrypted Game Packs will be collected at the time of unlock of the Encrypted Game Packs product, and that this information shall be the sole property and Confidential Information of ACCOLADE and shall be transferred to ACCOLADE by GREENLEAF on a regular basis. GREENLEAF agrees that it shall not copy, reproduce or transfer this information to any other party, nor keep or use same for its own purposes, unless approved in advance in writing by ACCOLADE for purposes of carrying out the terms of this AGREEMENT. ACCOLADE agrees to make such demographic information available to WAMO at its reasonable request.

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9.   Confidential Information

     a. Protection of Confidential Information. Each party acknowledges that, during the term of this Agreement, it will have access to proprietary or confidential information ("Confidential Information") of the other party. Each party will use its best efforts to protect the Confidential Information of the other party in the same manner in which it protects its own Confidential Information (but in no event less than reasonable care), and will not use or disclose such Confidential Information, except to those employees or agents with an absolute need to know such information provided that those employees and agents shall also be bound by the term and conditions of this Agreement.

     b.   Exceptions   to   Confidential    Treatment.    The   obligations   of
          confidentiality and non-use required by Section 9.a will not apply to any confidential or proprietary information of one party which:

          (a) was known by the receiving party prior to the date of this Agreement and not obtained or derived, directly or indirectly, from the disclosing party or its affiliates; or if so obtained or derived, was lawfully obtained or derived and is not held subject to any confidentiality or non-use obligations;

          (b) is or becomes public or available to the general public or the computer software industry other than through any act or default of the receiving party;

          (c) is obtained or derived prior or subsequent to the date of this Agreement from a third party which, to the best knowledge of the party acquiring such information, is lawfully in possession of such information and does not hold such information subject to any confidentiality or non-use obligations;

          (d) is independently developed by the receiving party without use of the disclosing party's Confidential Information; or

          (e) is required to be disclosed by the receiving party pursuant to applicable law or under a government or court order, relating, in whole or in part, to the Title or any other subject matter of this Agreement; provided, however, that (i) the obligations of confidentiality and non-use will continue to the fullest extent not in conflict with such law or order, and (ii) if and when a party is required to disclose such confidential or proprietary information pursuant to any such law or order, such party will use its reasonable efforts to obtain a protective order or take such other actions as will prevent or limit, to the fullest extent possible, public access to, or disclosure of, such Confidential Information.

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     c.   Continuation  of  Obligations.  The  parties'  obligations  under this
          Section 9 will extend for three (3) years following the expiration or termination of this Agreement.

10.  License and Unlock Fees

     a. General. In consideration for the license granted by GREENLEAF for the use by ACCOLADE of the Wrapper Software, GREENLEAF is entitled to the collection of a license fee. However, in consideration of this entire Agreement, GREENLEAF waives the collection of any and all upfront license fees and agrees to be paid based upon the unlocks of any Encrypted Game Packs.

     b. The parties agree to share in the Net Revenues resulting from end-users' purchases according to the following schedule. Net Revenues shall be defined as gross amounts paid by end users minus: 1) any compensation due ACCOLADE's OEM customer; 2) actual returns of Encrypted Game Packs governed by this Agreement; 3) bank fees for the Merchant Account contemplated by this Agreement; and 4) credit card fees (inclusive of chargebacks) for end users' transactions. The revenue-sharing schedule is as follows:

          ACCOLADE:  60%
          GREENLEAF:  33%, or US$2.40, whichever is higher.
          WAMO:  7%

     c. Payment Terms. All revenues from the unlocks of Encrypted Game Packs shall be immediately credited to a Merchant Account established by ACCOLADE. Within seven (7) business days of the close of each month, ACCOLADE will issue a check to WAMO and GREENLEAF based on the revenue breakdown shown above. At the end of each calendar quarter, ACCOLADE shall distribute any funds remaining in the returns reserve to the parties in accordance with the professional shares.

     d. Taxes. ACCOLADE shall, in addition to the other amounts payable under this Agreement, pay all use, value added or other taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, other than sales taxes or taxes on the other parties' income.

     e. Sales Taxes. In the event any sales taxes are due on any unlock of Encrypted Game Packs sold to an individual customer, such tax shall be collected at the time of the unlock, credited to the Merchant Account and designated as sales tax, then transferred to ACCOLADE for payment and reporting to the proper governmental authorities.

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11.  GREENLEAF's Representations and Warranties

     a. Scope of Warranty. GREENLEAF warrants to ACCOLADE that during the term of this Agreement the Wrapper Software will act in accordance with its specifications and documentation and that each Master Disc shall be free of defects in materials and workmanship. GREENLEAF further warrants and represents that, based on its conducting diligent test procedures, the Wrapper Software is sufficient to prevent unauthorized users from accessing the games; provided, however, that due to the nature of hacker operations, GREENLEAF cannot guarantee that the
          Wrapper Software is absolutely immune from unauthorized access. GREENLEAF also warrants that neither the Wrapper Software nor the method of distributing Encrypted Game Packs to ACCOLADE's OEM customers contemplated by this agreement infringes any trade secret, patent, mask work right, copyright, moral right or contract right of any third party. Finally, GREENLEAF warrants that it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; that this Agreement has been executed by its duly authorized representative; and that it is under no contractual or other legal obligation which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement.

     b. EXCEPT FOR THOSE WARRANTIES GIVEN IN SECTION 11.A, GREENLEAF DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THE WRAPPER SOFTWARE OR ANY USE THEREOF, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY WHATSOEVER AS THE FITNESS FOR A PARTICULAR PURPOSE OR THE MERCHANTABILITY OF THE WRAPPER SOFTWARE.

12.  ACCOLADE's Representations and Warranties.

     a. Scope of Warrant. ACCOLADE represents and warrants that it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; that this Agreement has been executed by its duly authorized representative; and that it is under no contractual or other legal obligation which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement. ACCOLADE further warrants that the Games, the Interface Software, and any other content comprising the Encrypted Game Packs shall not violate the intellectual property rights of any third party.

     b. EXCEPT FOR THOSE WARRANTIES GIVEN IN SECTION 12.A, ACCOLADE DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THE GAMES OR ENCRYPTED GAME PACK OR ANY USE THEREOF, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY WHATSOEVER AS THE FITNESS FOR A PARTICULAR PURPOSE OR THE MERCHANTABILITY OF THE GAMES OR ENCRYPTED GAME PACK.

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13.  WAMO's Representations and Warranties.

     a. Scope of Warranty. WAMO represents and warrants that it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; that this Agreement has been executed by its duly authorized representative; and that it is under no contractual or other legal obligation which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement; and that the manufacturing services contemplated by this agreement will be performed in a workmanlike manner and in accordance with the generally prevailing standards in the industry. WAMO also warrants that its participation in this Agreement does not infringe any trade secret, patent, mask work right, copyright, moral right or contract right of any third party.

     b. EXCEPT FOR THOSE WARRANTIES GIVEN IN SECTION 13.A, WAMO DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY WHATSOEVER AS THE FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

14.  Limitation of Liability

     EXCEPT FOR A WILFULL OR INTENTIONAL BREACH OF SECTIONS 3(E) OR 9, OR ANY PARTY'S OBLIGATIONS UNDER SECTION 15, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, SPECIAL INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), HOWEVER CAUSED OR ON ANY THEORY OF LIABILITY, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THIS LIMITATION IS INTENDED TO LIMIT THE LIABILITY OF THE PARTIES AND SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

15.  Indemnification

     a. Intellectual Property Rights Indemnity. GREENLEAF shall indemnify and hold harmless ACCOLADE and/or WAMO from and against any claims, including reasonable legal fees and expenses, that the Wrapper Software infringes any third party's intellectual property right. ACCOLADE and/or WAMO agrees to notify GREENLEAF of any such claim promptly in writing and to allow GREENLEAF to control the proceedings. ACCOLADE and/or WAMO agrees to cooperate fully with GREENLEAF during such proceedings. GREENLEAF shall defend and settle at its sole expense all proceedings arising out of the foregoing. In the event of such infringement, GREENLEAF may replace, in whole or in part, the Wrapper Software with a substantially compatible and functionally equivalent product or modify the Wrapper Software to avoid the infringement.

     b.   General Indemnity.

          i. Each party ("Indemnifying Party") agrees to defend, indemnify and hold harmless any other party, its officers, directors, employees, subcontractors, and agents ("Indemnified Parties") against any claims, actions or demands, alleging facts which would constitute a breach of the Indemnify Party's representations and warranties provided in this agreement or of the Indemnifying Party's performance obligations under this Agreement.

          ii. In any case in which indemnification is sought, the Indemnified Party agrees to (1) give prompt written notice to Indemnifying Party of any such claim, action or demand, (2) allow Indemnifying Party to control the defense and related settlement negotiations, and (3) assist in the defense so long as Indemnifying Party reimburses the Indemnified Party for its reasonable expenses. The Indemnified Party will invoice Indemnifying Party for such expenses and time on a calendar quarter basis and Indemnifying Party shall pay such reimbursements within thirty (30) days after the invoice from the Indemnified Party. The law firm used by Indemnifying Party to defend the Indemnified Party shall be subject to the Indemnified Party's reasonable approval. If the Indemnifying Party is unable to comply with the indemnity obligation set forth above, the Indemnified Party may defend such suit itself for all Indemnified Parties with counsel of its choosing and may invoice the Indemnifying Party for all expenses incurred in defending and/or settling any claim and/or satisfying any resulting judgment. Any settlement shall be subject to the Indemnified Party's prior written approval unless the Indemnifying Party has obtained an unconditional release of all of the Indemnified Parties in the proceeding.

16.  Term and Termination

     a. Effective Date. This Agreement and the license granted hereunder shall take effect upon the date that the last party executes this Agreement, and be effective for a term of three (3) years, unless sooner terminated or extended by mutual agreement of the parties.

     b. Termination. Each party shall have the right to terminate this Agreement and the license granted herein upon the occurrence of the following events (an "Event of Default"):

          i. In the event the other party violates any provision of this Agreement; or

          (ii) In the event the other party (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

     c. Notice and Opportunity to Cure. Upon the occurrence of an Event of Default, a party shall deliver to the defaulting party a Notice of Intent to Terminate that identifies in detail the Event of Default. If the Event of Default remains uncured for thirty (30) days, the party may terminate this Agreement and the license granted herein by delivering to the defaulting party a Notice of Termination that identifies the effective date of the termination, which date shall not be less than thirty (30) days after the date of delivery of the Notice of Intent to Terminate.

     d. The following provisions shall survive termination or the earlier expiration of this Agreement: 5, 7, 8, 9, 10, 11, 12, 13, 16(d), 19, and 20. The license granted in Section 3(a) shall also survive to the extent necessary to allow ACCOLADE's OEM customers to distribute Encrypted Game Packs manufactured before the expiration or termination of this Agreement and to allow end-users to unlock Encrypted Game
          Packs distributed before the expiration or termination of this Agreement.

17.  Assignment

     Except as otherwise provided herein, no party shall assign or otherwise transfer this Agreement to any third party without the prior written consent of the other parties, except that any assignment incident to the sale of substantially all of a party's assets, or pursuant to any merger, consolidation or reorganization, shall not be considered a prohibited assignment for purposes of this Section.

18.  Force Majeure

     Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party's employees, agents or contractors; provided, however, that lack of funds shall not be deemed to be a reason beyond a party's reasonable control. The parties will promptly inform and consult with each other as to any of the above causes which in their judgment may or could be the cause of a delay in the performance of this Agreement.

19.  Notices

     All notices under this Agreement are to be delivered by (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing notice, (ii) telecopying the notice by using the telecopier number set forth below or any other telecopier as the party may designate by providing notice, (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing notice, or (iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing notice. The notice shall be deemed delivered (i) if by registered mail, four (4) days after the notice's deposit in the mail, (ii) if by telecopy, on the date the notice is delivered, (iii) if by overnight delivery service, on the day of delivery, and (iv) if by hand delivery, on the date of hand delivery.

     GREENLEAF         Greenleaf Technologies Corporation
                       8834 Capital of Texas Highway North
                       Suite 150
                       Austin, TX 78759

                       Attention:  Christopher Webster
                       Telecopy No.:  512-349-9780

     ACCOLADE:         Accolade Inc.
                       5300 Stevens Creek Blvd., Suite 500
                       San Jose, CA 95129

                       Attention:  Director, Operations & OEM Sales
                       Telecopy No.:  408-246-1282

                       With a copy sent to the Attention of the Legal Dep't

     WAMO:             WEA Inc.
                       4000 Warner Blvd.
                       Burbank, CA 91522

                       Attention:  Brian Keys
                       Telepcopy No.:

20.  General Provisions

     a. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement. Notwithstanding the foregoing, the parties agree that that certain MUTUAL NON-DISCLOSURE AGREEMENT executed by the parties and dated October 7, 1998, a copy of which is appended hereto, is hereby renewed and extended to be effective during the entire term of this Agreement.

     b. Year 2000 Compatibility. GREENLEAF warrants and agrees that the Wrapper Software and all systems utilized by the Unlocking Center shall be Year 2000 compatible.

     c. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

     d. Waiver. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

     e. Severability. If any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

     f. Governing Law. This Agreement and performance hereunder shall be governed by the laws of the State of California, without reference to conflict of laws provisions.

     g. Read and Understood. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.

AGREED:

ACCOLADE, Inc.                              GREENLEAF TECHNOLOGIES CORPORATION


By: ____________________________            By: ____________________________
         Signature                                  Signature

________________________________            ________________________________
Name                                        Name

________________________________            ________________________________
Title                                       Title

________________________________            ________________________________
Date                                        Date


WAMO


By: ____________________________
         Signature

________________________________
Name

________________________________
Title

________________________________
Date


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